NEWS RELEASE                                                      [Logo Omitted]

NEWMONT SELLS 5.3 MILLION EQUITY OUNCES OF GOLD IN 2007 AND EXPECTS COMPARABLE GOLD SALES IN 2008

DENVER, February 7, 2008 - Newmont Mining Corporation (NYSE: NEM) today announced 2007 operating and reserve results as well as the Company's operating outlook for 2008. For the quarter ended December 31, 2007, the Company reported equity gold sales of 1.4 million ounces at costs applicable to sales of $384 per ounce. For the year ended December 31, 2007, the Company reported equity gold sales of 5.3 million ounces at costs applicable to sales of $406 per ounce. Consolidated capital expenditures for the quarter and year ended December 31, 2007 were $511 million and $1.7 billion, respectively, which were below the Company's original outlook of $1.8 to $2.0 billion for 2007.

Richard O'Brien, President and Chief Executive Officer, said, "We are pleased with our operating results from the fourth quarter, resulting in gold sales performance consistent with our original expectations for the year. We expect our 2008 gold sales performance to be comparable with our 2007 results, with equity gold sales expected to be between 5.1 and 5.4 million ounces at costs applicable to sales of between $425 and $450 per ounce. Building on our strong operating performance from the third and fourth quarters of 2007, as well as the momentum we established with the completion of our Miramar acquisition and the sale of our royalty assets and certain other equity interests in December, we have embarked on 2008 with a renewed focus on operational and project execution as well as financial performance."

Operating                  Q4 2007      Q4 2006      YTD 2007     YTD 2006
-----------------------   ----------   ----------   ----------   ----------
Consolidated gold sales        1,648        1,954        6,184        7,186
(000 ounces) (1)

Equity gold sales (000         1,405        1,715        5,321        5,870
ounces) (1), (2)

Costs applicable to       $      384   $      324   $      406   $      303
sales ($/ounce) (3)

Capital expenditures      $      511   $      440   $    1,670   $    1,537
($ million)

(1) Includes sales from start-up activities which are not included in Revenue, Costs applicable to sales per ounce and Depreciation, depletion and amortization per ounce calculations.

(2)   Includes sales from discontinued operations.

(3) Excludes depreciation, depletion and amortization, loss on settlement of price-capped forward sales contracts and Midas redevelopment costs.

2007 EXPLORATION AND RESERVE RESULTS

The Company reported year end 2007 proven and probable reserves of 86.5 million equity ounces compared with 93.9 million equity ounces at the end of 2006. As shown in the chart on the following page, during 2007 the Company added 4.2 million equity ounces of gold reserves due to margin changes and additional drilling. The gold price basis for the Company's reserve calculations increased to $575 per ounce in 2007 from $500 per ounce in 2006. Gold reserves were revised down at Ahafo in Ghana by 2.4 million equity ounces due to increasing operating and capital costs, by 0.8 million equity ounces at Nevada due to geotechnical and metallurgical changes, as well as higher operating costs, and by 0.2 million equity ounces at various locations due to operating cost inflation. Gold reserves were also impacted by 0.9 million ounces as a result of the previously announced reduction of the Company's economic ownership at Batu Hijau in Indonesia and by the sale of Pajingo in Australia.

For 2007, the reserve additions from exploration of roughly 3.5 million equity ounces were primarily due to further extension drilling at Boddington, Jundee and Tanami in Australia, with 2.5 million equity ounces added to reserves in 2007, and the remaining additions coming from Batu Hijau, several open pit and underground sites in Nevada, and La Herradura in Mexico.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 1 of 10

                         2007 Reserve Reconciliation(1)

                                   [Bar Graph]

                     Ounces (million)
Actual 2006:         93.9
Margin Change:       0.7
Additions:           3.5
Depletion:           7.3
Divestments:         0.9
Revisions:           3.4
Actual 2007:         86.5

(1) For detailed information on the Company's year end reserves, please refer to the Supplemental Information in this release.

For 2007, the Company's reserve grade remained relatively constant at 0.033 ounces per ton compared to 0.034 ounces per ton in 2006 in spite of downward pressure on grade due to both higher metal prices and the average depletion grade of 0.042 ounces per ton in 2007. The Company's reserves sensitivity to a $25 change in the gold price between $575 and $650 per ounce, assuming costs remain constant, is approximately 3.0 to 4.0 million equity ounces. The Company's ability to project reserve sensitivities at significantly higher gold prices is constrained by limited drill data.

Looking to 2008, greenfield exploration will focus on the South America, North America and West Africa regions building on the encouraging results from these areas in 2007, as well as further non-reserve mineralization (NRM) conversion at Boddington. In South America, exploration will continue to focus on sulfide targets at Yanacocha in Peru and on greenfields projects in the Andes of Peru and the Guiana Shield, where the Company recently applied to the government of Suriname for a Right of Exploitation for the Merian II and Maraba discoveries at the Nassau joint venture. The Company expects to spend approximately $220 to $230 million on exploration activities in 2008, including approximately $29 million at the recently acquired Hope Bay project in Nunavut, Canada.

Due to recent reserve replacement results, required changes to the Company's valuation model assumptions, primarily the discount rate, reserve growth rate, reserve finding costs, operating and capital costs, and new industry-developed interpretation of the accounting rules for impairment analysis, the Company will likely recognize a non-cash $1.1 billion Exploration Segment goodwill impairment as part of continuing operations in the fourth quarter of 2007.

2008 OPERATING OUTLOOK

In 2008, the Company expects equity gold sales of between 5.1 and 5.4 million ounces at costs applicable to sales of between $425 and $450 per ounce as continued industry-wide operating cost pressures are expected to be compounded by slightly lower gold grades. The Company continues to focus on cost mitigating initiatives, including this year's anticipated completion of the power plant in Nevada and commissioning of the gold mill at Yanacocha, as well as the implementation of operational diagnostic and continuous improvement measures at the Company's operations globally.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 2 of 10

The Company expects to realize cost savings in Nevada of approximately $25 per ounce annually from its Nevada power plant investment that is expected to be commissioned by mid-2008.

The Company's 2008 costs applicable to sales outlook is subject to impact by changes to commodity prices and exchange rates. The Company's 2008 costs applicable to sales outlook assumed an oil price of $80 per barrel and an Australian dollar exchange rate of 0.875. During 2008, the Company anticipates consuming approximately 3 million barrels of oil. Additionally, the Company expects to spend approximately 20% of its total costs applicable to sales denominated in Australian dollars.

The section below outlines the regional equity gold sales and costs applicable to sales per ounce outlook for 2008.

Nevada, United States

Equity gold sales in Nevada are expected to remain relatively stable in 2008 at approximately 2.27 to 2.40 million ounces, primarily due to increased leach production at Twin Creeks as well as Leeville operating at designed capacity for a complete year, offset by lower production from the closure of the Lone Tree processing facility.

Costs applicable to sales in Nevada are expected to be slightly lower in 2008 at approximately $400 to $430 per ounce, partially due to anticipated cost savings of approximately $25 per ounce realized from the power plant and reduced milling costs due to the closure of the Lone Tree processing facility. The Company continues to address the operational challenges at Phoenix. The new crusher is expected to be completed and operational in the second quarter of 2008, and the new mine plan remains on schedule to be completed by mid-2008.

Yanacocha, Peru

Equity gold sales at Yanacocha are expected to increase slightly to between 885,000 and 925,000 ounces in 2008, primarily due to increased recoveries as the gold mill begins to process higher-grade ore in the first half of 2008.

Costs applicable to sales at Yanacocha are expected to increase slightly in 2008 to between $370 and $390 per ounce, primarily due to a change in the mine sequence that resulted in increased waste stripping as well as higher labor costs from increased salaries and royalty payments.

Australia/New Zealand

Equity gold sales in Australia/New Zealand are expected to decrease to between
1.06 and 1.12 million ounces in 2008, as the impact of the Pajingo sale and lower grades at Tanami are partially offset by higher throughput at Waihi in New Zealand.

Costs applicable to sales are expected to increase in 2008 in Australia/New Zealand to between $585 and $625 per ounce, primarily driven by slightly lower production, increasing consumable costs, and the higher assumed Australian dollar exchange rate. The Company has initiated an Australian dollar hedging program to reduce exchange rate volatility in operating costs going forward.

Batu Hijau, Indonesia

Equity gold and copper sales at Batu Hijau are expected to decrease to between 150,000 and 165,000 ounces of gold and to between 155 and 165 million pounds of copper in 2008, as mining shifts from the high grade bottom of the pit into a lower grade mine sequence during 2008 and a portion of 2009. The planned sequencing is expected to result in lower recoveries as lower grade stockpile ore is fed to the mill.

Costs applicable to sales at Batu Hijau are expected to increase in 2008 to between $285 and $325 per ounce of gold and to between $1.30 and $1.40 per pound of copper, primarily driven by lower production and increased operating costs as the number of truck operating hours are expected to increase during the year, with associated increases in diesel, tires, and maintenance costs, offset by the benefit of building stockpiles in the second half of 2008.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 3 of 10

Ahafo, Ghana

Equity gold sales at Ahafo are expected to increase to between 495,000 and 530,000 ounces in 2008, primarily due to higher grades and increased mill throughput, offset by lower recoveries due to the metallurgical characteristics of the ore processed in the mill.

Costs applicable to sales are expected to increase to between $485 and $520 per ounce in 2008, primarily as a result of expected higher labor and contracted service costs, as well as rising fuel and consumables prices and an increase in the tariff on electricity.

2008 CONSOLIDATED CAPITAL OUTLOOK

The Company anticipates consolidated capital expenditures of between $1.8 and $2.0 billion in 2008 (between $1.6 and $1.8 billion on an equity basis), with approximately 50% invested in Australia/New Zealand, 25% in Nevada and the remaining 25% at other locations. Approximately $0.9 to $1.0 billion of the 2008 capital is allocated to sustaining investments, with the remaining $0.9 to $1.0 billion allocated to project development initiatives, including the completion of the Boddington project in Australia, the power plant in Nevada, and the gold mill in Peru.

For 2008, consolidated capital expenditures in Nevada are expected to decrease to between $350 and $400 million, with spending focused primarily on the completion of the power plant, Phoenix crusher and other sustaining development.

Consolidated capital expenditures in South America are expected to decrease to approximately $250 to $290 million in 2008 ($125 - $150 million on an equity basis), primarily as a result of completing the gold mill during the first half of 2008 and leach pad expansions. The Company continues to evaluate the optimal development plan for Conga, with a development decision expected in 2008.

For 2008, consolidated capital expenditures in Australia/New Zealand are expected to increase to approximately $800 to $850 million, primarily as a result of increased spending on the Boddington project. The Company completed its definitive estimate to update the Boddington capital costs and has revised its expected share of total costs on the project to between $1.4 and $1.6 billion, up from $0.9 to $1.1 billion, primarily as a result of the adverse impact of the Australian dollar exchange rate, design optimization, and labor and commodity cost escalation. The Company continues to expect Boddington to start up in late 2008 or early 2009.

Consolidated capital expenditures in 2008 at Batu Hijau are expected to increase to between $145 and $195 million ($65 - $90 million on an equity basis) due to increased sustaining capital and initial feasibility spending on the third SAG mill expansion and pit dewatering infrastructure. Consolidated capital expenditures in Ghana are expected to be approximately $150 to $155 million, primarily related to spending on Ahafo expansion options as well as continued development studies on Akyem, with a development decision expected in 2008.

For 2008, consolidated capital expenditures at the Hope Bay project in Nunavut are expected to be approximately $30 million, primarily focused on development phase enhancement of infrastructure.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 4 of 10

PROVEN AND PROBABLE GOLD RESERVES

             Equity Proven, Probable, and Combined Gold Reserves(1)


                                                                                 December 31, 2007
------------------------------------------------------------------------------------------------------------------------------------
Deposits/Districts                                                Proven Reserves                  Probable Reserves
                                                       --------------------------------  -------------------------------------------
                                            Newmont     Tonnage      Grade      Gold      Tonnage      Grade        Gold
                                             Share     (000 tons)   (oz/ton)  (000 ozs)  (000 tons)   (oz/ton)   (000 ozs)
------------------------------------------------------------------------------------------------------------------------------------
Nevada
  Carlin Open Pit(2)                            100%       17,700     0.065       1140     195,800     0.043       8,380
  Carlin Underground                            100%        1,500     0.318        490       5,700     0.407       2,330
  Midas(3)                                      100%          600     0.539        340         400     0.428         190
  Phoenix                                       100%            0                    0     278,100     0.027       7,600
  Twin Creeks                                   100%        4,200     0.072        300      47,900     0.079       3,780
  Turquoise Ridge(4)                             25%        2,100     0.477        990         700     0.402         290
  Nevada In-Process(5)                          100%       40,200     0.026       1060           0                     0
  Nevada Stockpiles(6)                          100%       30,900     0.079       2440       1,500     0.030          40
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NEVADA                                               97,200     0.070       6760     530,100     0.043      22,610
------------------------------------------------------------------------------------------------------------------------------------
Yanacocha, Peru
  Conga (Minas Conga)(7)                      51.35%            0                    0     317,200     0.019       6,080
  Yanacocha Open Pits(8)                      51.35%       26,400     0.023        600     229,200     0.030       6,940
  Yanacocha In-Process(5)                     51.35%       20,700     0.027        560           0                     0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL YANACOCHA                                            47,100     0.025      1,160     546,400     0.024      13,020
------------------------------------------------------------------------------------------------------------------------------------
Australia/New Zealand
  Boddington, Western Australia(9)            66.67%      124,900     0.026      3,240     352,000     0.022       7,850
  Jundee, Western Australia                     100%        3,000     0.148        450       3,700     0.283       1,040
     Kalgoorlie Open Pits and Underground        50%       32,500     0.061      1,980      33,600     0.065       2,190
     Kalgoorlie Stockpiles(6)                    50%       13,500     0.031        420           0                     0
  Total Kalgoorlie, Western Australia            50%       46,000     0.052      2,400      33,600     0.065       2,190
  Waihi, New Zealand                            100%                                         3,800     0.131         500
  Pajingo, Queensland(10)                       100%            0                    0           0                     0
     Tanami Underground and Open Pits           100%        6,200     0.144        890       5,200     0.138         710
     Tanami Stockpiles(6)                       100%          400     0.081         30       1,500     0.036          60
  Total Tanami, Northern Territories            100%        6,600     0.140        920       6,700     0.115         770
------------------------------------------------------------------------------------------------------------------------------------
TOTAL AUSTRALIA/NEW ZEALAND                               180,500     0.039      7,010     399,800     0.031      12,350
------------------------------------------------------------------------------------------------------------------------------------
Batu Hijau(11)                                   45%      132,700     0.013      1,780     246,200     0.008       2,050
  Batu Hijau Stockpiles(6)(11)                   45%            0                    0     114,300     0.004         410
Total Batu Hijau                                 45%      132,700     0.013      1,780     360,500     0.007       2,460
------------------------------------------------------------------------------------------------------------------------------------
TOTAL BATU HIJAU                                          132,700     0.013      1,780     360,500     0.007       2,460
------------------------------------------------------------------------------------------------------------------------------------
Ghana, West Africa
  Ahafo(12)                                     100%            0                    0     124,000     0.078       9,720
  Akyem(13)                                     100%            0                    0     147,200     0.052       7,660
------------------------------------------------------------------------------------------------------------------------------------
TOTAL GHANA                                                     0                    0     271,200     0.064      17,380
------------------------------------------------------------------------------------------------------------------------------------
Other Operations
  Kori Kollo, Bolivia                            88%        7,800     0.018        140      17,400     0.016         280
  La Herradura, Mexico                           44%       32,600     0.023        760      35,100     0.023         820
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER OPERATIONS                                     40,400     0.022        900      52,500     0.021       1,100
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NEWMONT WORLDWIDE                                   497,900     0.035     17,610   2,160,500     0.032      68,920
------------------------------------------------------------------------------------------------------------------------------------


                                                            December 31, 2007                           December 31, 2006
---------------------------------------------------------------------------------------------  -------------------------------------
Deposits/Districts                            Proven and Probable Reserves      Metallurgical     Proven + Probable Reserves
                                            ----------------------------------  -------------  -------------------------------------
                                            Tonnage        Grade        Gold      Recovery     Tonnage      Grade       Gold
                                            000 tons)    (oz/ton)    (000 ozs)                (000 tons)   (oz/ton)   (000 ozs)
------------------------------------------------------------------------------------------------------------------------------------
Nevada
  Carlin Open Pit(2)                          213,500        0.045        9,520       71%      271,600      0.042       11,530
  Carlin Underground                            7,200        0.388        2,820       94%        7,400      0.441        3,260
  Midas(3)                                      1,000        0.493          530       95%        1,200      0.467          550
  Phoenix                                     278,100        0.027        7,600       75%      295,200      0.027        8,080
  Twin Creeks                                  52,100        0.078        4,080       80%       64,800      0.077        4,980
  Turquoise Ridge(4)                            2,800        0.458        1,280       92%        2,100      0.544        1,150
  Nevada In-Process(5)                         40,200        0.026        1,060       66%       45,600      0.024        1,120
  Nevada Stockpiles(6)                         32,400        0.077        2,480       77%       31,600      0.077        2,440
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NEVADA                                  627,300        0.047       29,370       77%      719,500      0.046       33,110
------------------------------------------------------------------------------------------------------------------------------------
Yanacocha, Peru
  Conga (Minas Conga)(7)                      317,200        0.019        6,080       79%      317,200      0.019        6,080
  Yanacocha Open Pits(8)                      255,600        0.029        7,540       69%      277,800      0.030        8,310
  Yanacocha In-Process(5)                      20,700        0.027          560       76%       24,000      0.028          670
------------------------------------------------------------------------------------------------------------------------------------
TOTAL YANACOCHA                               593,500        0.024       14,180       74%      619,000      0.024       15,060
------------------------------------------------------------------------------------------------------------------------------------
Australia/New Zealand
  Boddington, Western Australia(9)            476,900        0.023       11,090       82%      377,700      0.024        9,090
  Jundee, Western Australia                     6,700        0.222        1,490       91%        6,900      0.213        1,480
     Kalgoorlie Open Pits and Underground      66,100        0.063        4,170       86%       74,600      0.063        4,670
     Kalgoorlie Stockpiles(6)                  13,500        0.031          420       79%       13,100      0.032          420
  Total Kalgoorlie, Western Australia          79,600        0.058        4,590       85%       87,700      0.058        5,090
  Waihi, New Zealand                            3,800        0.131          500       89%        4,100      0.137          560
  Pajingo, Queensland(10)                           0                         0                  1,300      0.233          300
     Tanami Underground and Open Pits          11,400        0.141        1,600       95%       12,200      0.152        1,860
     Tanami Stockpiles(6)                       1,900        0.045           90       95%        3,000      0.039          120
  Total Tanami, Northern Territories           13,300        0.127        1,690       95%       15,200      0.130        1,980
------------------------------------------------------------------------------------------------------------------------------------
TOTAL AUSTRALIA/NEW ZEALAND                   580,300        0.033       19,360       85%      492,900      0.038       18,500
------------------------------------------------------------------------------------------------------------------------------------
Batu Hijau(11)                                378,900        0.010        3,830       77%      372,200      0.012        4,500
  Batu Hijau Stockpiles(6)(11)                114,300        0.004          410       64%      145,800      0.004          540
Total Batu Hijau                              493,200        0.009        4,240       76%      518,000      0.010        5,040
------------------------------------------------------------------------------------------------------------------------------------
TOTAL BATU HIJAU                              493,200        0.009        4,240       76%      518,000      0.010        5,040
------------------------------------------------------------------------------------------------------------------------------------
Ghana, West Africa
  Ahafo(12)                                   124,000        0.078        9,720       87%      163,800      0.078       12,620
  Akyem(13)                                   147,200        0.052        7,660       89%      147,200      0.052        7,660
------------------------------------------------------------------------------------------------------------------------------------
TOTAL GHANA                                   271,200        0.064       17,380       88%      311,000      0.065       20,280
------------------------------------------------------------------------------------------------------------------------------------
Other Operations
  Kori Kollo, Bolivia                          25,200        0.017          420       59%       41,800      0.011          470
  La Herradura, Mexico                         67,700        0.023        1,580       66%       64,500      0.022        1,390
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER OPERATIONS                         92,900        0.022        2,000       65%      106,300      0.017        1,860
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NEWMONT WORLDWIDE                     2,658,400        0.033       86,530       80%    2,766,700      0.034       93,850
------------------------------------------------------------------------------------------------------------------------------------

(1) 2007 reserves were calculated at a gold price of US$575, A$750, or NZ$850 per ounce unless otherwise noted. 2006 reserves were calculated at a gold price of US$500, A$675, or NZ$750 per ounce unless otherwise noted. Tonnages have been rounded to the nearest 100,000. Ounces have been rounded to the nearest 10,000.
(2) Includes undeveloped reserves at Castle Reef, North Lantern and Emigrant deposits for combined total undeveloped reserves of 1.5 million ounces.
(3) Also contains reserves of 7.5 million ounces of silver with a metallurgical recovery of 88%.
(4) Reserve estimates provided by Barrick Gold Corp. ("Barrick"), the operator of the Turquoise Ridge Joint Venture. Barrick estimated 2007 reserves using a gold price of US$575 per ounce.
(5) In-process material is the material on leach pads at the end of each year from which gold remains to be recovered. In-process material reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.
(6) Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans. Stockpile reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.
(7)   Deposit is currently undeveloped.
(8) Reserves include the currently undeveloped deposit at Corimayo, which contains reserves of 2.5 million equity ounces.
(9) Deposit is currently being developed. Production is expected to begin in 2009.
(10)  Pajingo assets were sold in 2007.
(11) Percentage reflects Newmont's ownership at December 31, 2007. On May 25, 2007, the minority owner of the Batu Hijau mine fully repaid a loan from a Newmont subsidiary. As a result of the loan repayment, Newmont's economic interest was reduced from 52.875% to 45%.
(12) Includes undeveloped reserves at Awonsu, Amoma, Yamfo South, Yamfo Central, Techire West, Subenso South, Subenso North, Yamfo Northeast, and Susuan totaling 5.3 million ounces.
(13)  Deposit is undeveloped.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 5 of 10

GOLD NON-RESERVE MINERALIZATION

             Equity Gold Mineralized Material Not in Reserves(1)(2)


                                                                                   December 31, 2007
-------------------------------------------------------------------------------------------------------------------------
Deposits/Districts                                     Measured                 Indicated          Measured + Indicated
                                                       Material                 Material                 Material
                                                 ---------------------   ---------------------   ------------------------
                                      Newmont     Tonnage      Grade      Tonnage      Grade      Tonnage      Grade
                                       Share     (000 tons)   (oz/ton)   (000 tons)   (oz/ton)   (000 tons)   (oz/ton)
-------------------------------------------------------------------------------------------------------------------------
Nevada
  Carlin Trend Open Pit                   100%        1,000      0.028       13,600      0.020       14,600      0.020
  Carlin Trend Underground                100%          100      0.479           10      0.539          110      0.482
  Lone Tree Complex                       100%        4,200      0.022            0                   4,200      0.022
  Midas                                   100%          100      0.384          100      0.267          200      0.345
  Phoenix                                 100%            0      0.000       92,800      0.017       92,800      0.017
  Twin Creeks                             100%        1,000      0.112       20,000      0.061       21,000      0.063
  Turquoise Ridge (3)                      25%          600      0.407          200      0.415          800      0.409
  Nevada Stockpiles (4)                   100%        7,700      0.059        7,700      0.059
-------------------------------------------------------------------------------------------------------------------------
TOTAL NEVADA                                         14,700      0.070      126,710      0.025      141,410      0.030
-------------------------------------------------------------------------------------------------------------------------
Yanacocha, Peru
  Conga                                 51.35%            0                  58,000      0.013       58,000      0.013
  La Zanja(5)                            46.9%            0                  18,000      0.021       18,000      0.021
  Yanacocha                             51.35%        1,300      0.011       95,400      0.025       96,700      0.024
-------------------------------------------------------------------------------------------------------------------------
TOTAL YANACOCHA                                       1,300      0.011      171,400      0.020      172,700      0.020
-------------------------------------------------------------------------------------------------------------------------
Australia/New Zealand
  Boddington, Western Australia         66.67%       13,200      0.013      179,500      0.016      192,700      0.016
  Jundee, Western Australia               100%           40      0.156        2,900      0.033        2,940      0.034
  Kalgoorlie, Western Australia            50%        1,200      0.059          400      0.062        1,600      0.060
  Waihi, New Zealand                      100%            0                   1,300      0.184        1,300      0.184
  Pajingo, Queensland(6)                  100%            0                       0                       0
  Tanami, Northern Territory              100%            0                     900      0.067          900      0.067
-------------------------------------------------------------------------------------------------------------------------
TOTAL AUSTRALIA/NEW ZEALAND                          14,440      0.017      185,000      0.018      199,440      0.018
-------------------------------------------------------------------------------------------------------------------------
Batu Hijau, Indonesia
  Batu Hijau (7)                           45%        2,900      0.002       20,100      0.001       23,000      0.001
-------------------------------------------------------------------------------------------------------------------------
TOTAL BATU HIJAU                                      2,900      0.002       20,100      0.001       23,000      0.001
-------------------------------------------------------------------------------------------------------------------------
Ghana, West Africa
  Ahafo                                   100%            0                  42,100      0.069       42,100      0.069
  Akyem                                   100%            0                  11,600      0.048       11,600      0.048
-------------------------------------------------------------------------------------------------------------------------
TOTAL AFRICA                                              0                  53,700      0.064       53,700      0.064
-------------------------------------------------------------------------------------------------------------------------
Other Operations and Projects
  Kori Kollo, Bolivia                      88%            0      0.000       12,200      0.017       12,200      0.017
  La Herradura, Mexico                     44%        3,700      0.021        7,900      0.021       11,600      0.021
-------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER OPERATIONS AND PROJECTS                   3,700      0.021       20,100      0.019       23,800      0.019
-------------------------------------------------------------------------------------------------------------------------
TOTAL NEWMONT WORLDWIDE                              37,040      0.037      577,010      0.024      614,050      0.025
-------------------------------------------------------------------------------------------------------------------------



                                          December 31, 2007
-----------------------------------------------------------
Deposits/Districts                           Inferred
                                             Material
                                      ---------------------
                                       Tonnage      Grade
                                      (000 tons)   (oz/ton)
-----------------------------------------------------------
Nevada
  Carlin Trend Open Pit                    3,700      0.037
  Carlin Trend Underground                 2,600      0.480
  Lone Tree Complex                            0
  Midas                                      100      0.301
  Phoenix                                 22,900      0.022
  Twin Creeks                              2,600      0.030
  Turquoise Ridge (3)                        500      0.440
  Nevada Stockpiles (4)
-----------------------------------------------------------
TOTAL NEVADA                              32,400      0.066
-----------------------------------------------------------
Yanacocha, Peru
  Conga                                   79,000      0.011
  La Zanja(5)                                  0
  Yanacocha                               29,900      0.018
-----------------------------------------------------------
TOTAL YANACOCHA                          108,900      0.013
-----------------------------------------------------------
Australia/New Zealand
  Boddington, Western Australia          139,900      0.018
  Jundee, Western Australia                1,000      0.345
  Kalgoorlie, Western Australia            1,600      0.146
  Waihi, New Zealand                       3,000      0.109
  Pajingo, Queensland(6)                       0
  Tanami, Northern Territory              11,300      0.188
-----------------------------------------------------------
TOTAL AUSTRALIA/NEW ZEALAND              156,800      0.035
-----------------------------------------------------------
Batu Hijau, Indonesia
  Batu Hijau (7)                          16,200      0.002
-----------------------------------------------------------
TOTAL BATU HIJAU                          16,200      0.002
-----------------------------------------------------------
Ghana, West Africa
  Ahafo                                    9,700      0.082
  Akyem                                    4,600      0.047
-----------------------------------------------------------
TOTAL AFRICA                              14,300      0.071
-----------------------------------------------------------
Other Operations and Projects
  Kori Kollo, Bolivia                          0      0.000
  La Herradura, Mexico                    18,000      0.021
-----------------------------------------------------------
TOTAL OTHER OPERATIONS AND PROJECTS       18,000      0.021
-----------------------------------------------------------
TOTAL NEWMONT WORLDWIDE                  346,600      0.031
-----------------------------------------------------------

(1)   Mineralized material is reported exclusive of reserves.
(2) 2007 mineralized material was calculated at a gold price of US$625, A$800, or NZ$950 per ounce unless otherwise noted. 2006 mineralized material was calculated at a gold price of US$550, A$725, or NZ$850 per ounce. Tonnages have been rounded to the neare
(3) Mineralized material estimates were provided by Barrick, the operator of the Turquoise Ridge Joint Venture. Barrick calculated mineralized material not in reserves assuming a gold price of US$650 per ounce.
(4) Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans.
(5) Mineralized material estimates were provided by Buenaventura, the operator of the La Zanja Project. Buenaventura calculated mineralized material at a gold price of US$525 per ounce.
(6)   Pajingo assets were sold in 2007.
(7) Percentage reflects Newmont's ownership at December 31, 2007. On May 25, 2007, the minority owner of the Batu Hijau mine fully repaid a loan from a Newmont subsidiary. As a result of the loan repayment, Newmont's economic interest was reduced from 52.87

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 6 of 10

COPPER PROVEN AND PROBABLE RESERVES

                            Equity Copper Reserves(1)

                                                                             December 31, 2007
------------------------------------------------------------------------------------------------------------------------------------
Deposits/Districts                                       Proven Reserves                           Probable Reserves
                                               ---------------------------------------  --------------------------------------------
                                     Newmont     Tonnage     Grade         Copper         Tonnage      Grade         Copper
                                      Share     (000 tons)   (Cu%)    (million pounds)   (000 tons)    (Cu%)    (million pounds)
------------------------------------------------------------------------------------------------------------------------------------
    Batu Hijau(2)                         45%      132,700    0.50%              1,330      246,200     0.40%              1,970
    Batu Hijau, Stockpiles(2)(3)          45%            0                           0      114,300     0.36%                820
  Total Batu Hijau, Indonesia             45%      132,700    0.50%              1,330      360,500     0.39%              2,790
  Boddington, Western Australia(4)     66.67%      124,900    0.11%                280      351,600     0.11%                750
  Conga, Peru(5)                       51.35%            0                           0      317,200     0.26%              1,660
  Phoenix, Nevada                        100%            0                           0      279,600     0.13%                740
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NEWMONT WORLDWIDE                            257,600    0.31%              1,610    1,308,900     0.23%              5,940
------------------------------------------------------------------------------------------------------------------------------------


                                            December 31, 2007                                            December 31, 2006
------------------------------------------------------------------------------------------   ---------------------------------------
Deposits/Districts                       Proven + Probable Reserves                                 Proven + Probable Reserve
                                   -------------------------------------                     ---------------------------------------
                                    Tonnage      Grade        Copper        Metallurgical     Tonnage      Grade         Copper
                                   (000 tons)    (Cu%)   (million pounds)     Recovery       (000 tons)    (Cu%)    (million pounds)
------------------------------------------------------------------------------------------------------------------------------------
    Batu Hijau(2)                     378,900     0.43%             3,300              79%      372,100     0.49%              3,650
    Batu Hijau, Stockpiles(2)(3)      114,300     0.36%               820              64%      145,800     0.37%              1,070
  Total Batu Hijau, Indonesia         493,200     0.42%             4,120              76%      517,900     0.46%              4,720
  Boddington, Western Australia(4)    476,500     0.11%             1,030              83%      377,400     0.11%                840
  Conga, Peru(5)                      317,200     0.26%             1,660              85%      317,200     0.26%              1,660
  Phoenix, Nevada                     279,600     0.13%               740              66%      296,600     0.13%                770
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NEWMONT WORLDWIDE             1,566,500     0.24%             7,550              78%    1,509,100     0.26%              7,990
------------------------------------------------------------------------------------------------------------------------------------

(1) 2007 reserves were calculated at US$1.75 or A$2.00 per pound copper price unless otherwise noted. 2006 reserves were calculated at US$1.25 or A$1.70 per pound copper price unless otherwise noted. Tonnages have been rounded to the nearest 100,000. Pound
(2) Percentage reflects Newmont's ownership at December 31, 2007. On May 25, 2007, the minority owner of the Batu Hijau mine fully repaid a loan from a Newmont subsidiary. As a result of the loan repayment, Newmont's economic interest was reduced from 52.87
(3) Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans. Stockpiles are reported separately where tonnage or contained metal are greater than 5% of the total site reported reserves.
(4)   Deposit currently being developed.
(5)   Deposit is undeveloped.


COPPER NON-RESERVE MINERALIZATION

            Equity Copper Mineralized Material Not in Reserves(1)(2)


                                                               December 31, 2007
------------------------------------------------------------------------------------------------------------------------------------
Deposits/Districts                                  Measured              Indicated       Measured + Indicated        Inferred
                                                    Material              Material              Material              Material
                                               ------------------    ------------------   --------------------   -------------------
                                   Newmont      Tonnage     Grade     Tonnage     Grade     Tonnage     Grade     Tonnage     Grade
                                    Share      (000 tons)   (Cu%)    (000 tons)   (Cu%)    (000 tons)   (Cu%)    (000 tons)   (Cu%)
------------------------------------------------------------------------------------------------------------------------------------
  Batu Hijau, Indonesia (3)               45%       2,900    0.19%       20,100    0.19%       23,000    0.19%       16,200    0.24%
  Boddington, Western Australia        66.67%      13,200    0.08%      179,500    0.10%      192,700    0.10%      139,900    0.10%
  Conga, Peru                          51.35%           0    0.00%       58,000    0.18%       58,000    0.18%       79,000    0.17%
  Phoenix, Nevada                        100%           0    0.00%       91,300    0.16%       91,300    0.16%       23,900    0.16%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NEWMONT WORLDWIDE                            16,100    0.10%      348,900    0.13%      365,000    0.13%      259,000    0.14%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Mineralized material is reported exclusive of reserves.
(2) 2007 mineralized material was calculated at a copper price of US$2.00 or A$2.50 per pound unless otherwise noted. 2006 mineralized material was calculated at a copper price of US$1.50 or A$2.00 per pound. Tonnages have been rounded to the nearest 100,00
(3) Percentage reflects Newmont's ownership at December 31, 2007. On May 25, 2007, the minority owner of the Batu Hijau mine fully repaid a loan from a Newmont subsidiary. As a result of the loan repayment, Newmont's economic interest was reduced from 52.87

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 7 of 10

PRODUCTION STATISTICS SUMMARY


                                          Q4 2007    Q4 2006        2007       2006
                                          --------   --------   --------   --------
Gold
Consolidated ounces sold (000):
  Nevada (1)                                   667        887      2,341      2,534
  Yanacocha                                    438        439      1,565      2,572
  Batu Hijau                                   120        169        494        435
  Australia/New Zealand
     Tanami                                    103        116        439        418
     Kalgoorlie                                 74         76        323        332
     Jundee                                     87         77        298        306
     Pajingo                                    --         --         --         --
     Waihi                                      31         20         93        120
                                          --------   --------   --------   --------
                                               295        289      1,153      1,176
                                          --------   --------   --------   --------

  Ahafo                                         85        125        446        202

  Other
     Kori Kollo                                 21         26         87        129
     La Herradura                               22         18         86         79
     Golden Giant                               --          1         12         59
                                          --------   --------   --------   --------
                                                43         45        185        267
                                          --------   --------   --------   --------
                                             1,648      1,954      6,184      7,186
                                          ========   ========   ========   ========

Equity ounces sold (000):
  Nevada (1)                                   667        887      2,341      2,427
  Yanacocha                                    224        225        803      1,320
  Batu Hijau                                    54         89        233        230
  Australia/New Zealand
     Tanami                                    103        116        439        418
     Kalgoorlie                                 74         76        323        332
     Jundee                                     87         77        298        306
     Waihi                                      31         20         93        120
                                          --------   --------   --------   --------
                                               295        289      1,153      1,176
                                          --------   --------   --------   --------

  Ahafo                                         85        125        446        202

  Other
     Kori Kollo                                 18         23         76        114
     La Herradura                               22         18         86         79
     Golden Giant                               --          1         12         59
                                          --------   --------   --------   --------
                                                40         42        174        252
                                          --------   --------   --------   --------
                                             1,365      1,657      5,150      5,607

  Discontinued Operations
     Pajingo                                    40         58        171        175
     Zarafshan                                  --         --         --         62
     Holloway                                   --         --         --         26
                                          --------   --------   --------   --------
                                             1,405      1,715      5,321      5,870
                                          ========   ========   ========   ========

Copper
  Batu Hijau (pounds sold in millions):
     Consolidated                               76        147        428        435
     Equity                                     34         78        204        230

(1) Includes sales from start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 8 of 10

COSTS APPLICABLE TO SALES AND CAPITAL EXPENDITURES STATISTICS SUMMARY


                                          Q4 2007    Q4 2006      2007       2006
                                          --------   --------   --------   --------
Gold
Costs Applicable to Sales ($/ounce) (1)
  Nevada                                  $    385   $    363   $    444   $    403
  Yanacocha                               $    315   $    244   $    345   $    193
  Batu Hijau                              $    354   $    192   $    243   $    209
  Australia/New Zealand
      Tanami                              $    445   $    360   $    425   $    370
      Kalgoorlie                          $    673   $    539   $    605   $    490
      Jundee                              $    416   $    374   $    480   $    369
         Waihi                            $    445   $    343   $    502   $    223
                                          --------   --------   --------   --------
                                          $    494   $    409   $    496   $    389
                                          --------   --------   --------   --------

  Ahafo                                   $    416   $    326   $    396   $    297

  Other
      Kori Kollo                          $    249   $    301   $    340   $    210
      La Herradura                        $    421   $    254   $    341   $    248
      Golden Giant                        $     --   $     49   $    205   $    214
                                          --------   --------   --------   --------
                                          $    338   $    272   $    332   $    222
                                          --------   --------   --------   --------
  Newmont                                 $    384   $    324   $    406   $    303
                                          ========   ========   ========   ========

Copper
Costs Applicable to Sales ($/pound)
      Batu Hijau                          $   1.29   $   0.64   $   1.10   $   0.71


                                          Q4 2007    Q4 2006        2007       2006
                                          --------   --------   --------   --------

Capital expenditures ($ million):
  Nevada                                       135        204        588        705
  South America                                 72         95        253        269
  Batu Hijau                                    31          9         74        106
  Australia/New Zealand                        229         84        597        192
  Ghana                                         40         34        134        234
  Corporate and Other                            4         14         24         31
                                          --------   --------   --------   --------
Total capital expenditures                $    511   $    440   $  1,670   $  1,537
                                          ========   ========   ========   ========

(1) Excludes depreciation, depletion and amortization, loss on settlement of price-capped forward sales contracts and Midas redevelopment costs.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                  Page 9 of 10

The Company's 2008 Analyst Day and live web cast presentation will be held on February 8, 2008, beginning at 10:00 a.m. Eastern Time (8:00 a.m. Mountain
Time). The 2008 Analyst Day will be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

The Company will release complete financial results for the fourth quarter and year ended December 31, 2007 on Thursday, February 21, 2008. A conference call to discuss the financial results will be held on February 21, 2008 at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

Dial-In Number:     210-234-0000
Leader:             John Seaberg
Password:           Newmont
Replay Number:      203-369-0752

The conference call will be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

Cautionary Statement:

This news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future gold and copper production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future capital expenditures, project costs, and expenses; (iv) estimates regarding timing of future development, construction, production or closure activities; (v) statements regarding future exploration results, exploration expenditures, and reserves and (vi) statements regarding potential cost savings, productivity, operating performance, cost structure and competitive position. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2006 Annual Report on Form 10-K, filed February 26, 2007, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

NEWMONT - 2007 Operating and Reserve Results and 2008 Outlook
(February 7, 2008)                                                 Page 10 of 10